Exhibit 99.1

Contacts:

Media:
Christopher Visioli
Senior Vice President
+1 (973) 290-6013
Christopher.Visioli@themedco.com

Or

Investor Relations:
Krishna Gorti, MD
Vice President, Investor Relations
+1 (973) 290-6122
Krishna.Gorti@themedco.com

FOR IMMEDIATE RELEASE:

The Medicines Company Reports Second-Quarter 2016 Business and Financial Results
— Advanced potential blockbuster R&D programs —
— Completed divestiture of non-core cardiovascular assets —
— Refinanced substantial portion of near-term debt obligations —
— Transactions significantly strengthen balance sheet and provide valuable strategic and operational flexibility —

PARSIPPANY, N.J. - July 27, 2016 -The Medicines Company (NASDAQ: MDCO) today announced its business and financial results for the second quarter ended June 30, 2016.
During the second quarter of 2016, the Company delivered strong execution against its strategic objectives by driving further advancement of its four potential blockbuster development programs and taking actions that generated non-dilutive capital and strategic and operational flexibility to enable it to continue to unlock the value of these programs.
Key highlights included:

PRODUCT DEVELOPMENT
CARBAVANCE® (meropenem-vaborbactam): Announced that Carbavance met both FDA and EMA pre-specified primary endpoints in the Phase 3 TANGO 1 clinical trial in patients with complicated urinary tract infections. Carbavance also demonstrated statistical superiority over piperacillin-tazobactam, with overall success in 98.4% of patients treated with Carbavance, using the FDA primary endpoint. Carbavance was well-tolerated in the trial. This follows the granting of Fast Track status for Carbavance by the Food and Drug Administration (FDA) in April 2016 and the designation of Carbavance as a Qualified Infectious Disease Product, as authorized under the GAIN Act, in 2013. Enrollment is continuing in the Phase 3 TANGO 2 clinical trial, comparing Carbavance's safety, tolerability, and efficacy with best available therapy in patients with serious infections due to confirmed or suspected CRE. The Company expects to submit a New Drug Application to the FDA in early 2017.
PCSK9si (PCSK9 synthesis inhibitor): Announced completion of patient enrollment ahead of schedule in the Phase 2 ORION-1 clinical trial of PCSK9si, an investigational first-in-class RNA interference proprotein convertase subtilisin/kexin type 9 synthesis inhibitor. Interim three-month and six-month efficacy and safety data from patients in ORION-1 are expected to be available, analyzed and presented before the end of 2016.
MDCO-216: Completed enrollment of more than 100 of 120 total planned patients in the MILANO-PILOT study evaluating MDCO-216’s effects on atherosclerotic plaque burden. Pursuant to the Interim Statistical Analysis Plan governing monitoring by the Independent Data Monitoring Committee (IDMC), an interim safety and efficacy analysis is currently being performed for the first 40 patients who have completed the end of treatment. The interim analysis will be reviewed by the IDMC in August. The Company is blinded and firewalled from all clinical data during the IDMC’s evaluation. If there are no safety concerns that require further evaluation and if pre-defined efficacy criteria are met, the IDMC will provide efficacy data from the first 40 patients to the Company. In any event, the Company expects to provide an update on the MILANO-PILOT trial in August.
ABP-700: Completed Phase 1 clinical pharmacology, dosing and safety studies in more than 300 subjects, including ABP-700’s use with pre- and co-medications routinely given as part of procedural sedation and induction of general anesthesia. In June, the Company dosed the first patient in a Phase 2 clinical trial for procedural sedation. The trial is expected to enroll 75 patients undergoing elective colonoscopies at three sites in The Netherlands. In consultation with the FDA, the Company will perform an additional animal study to support the submission of an Investigational New Drug Application in the United States. We expect to report results from the Phase 2 trial before the end of 2016.

STRATEGIC ACTIONS

▪
Generated non-dilutive capital by completing the sale of the Company’s non-core cardiovascular products (Cleviprex (clevidipine) injection emulsion, Kengreal (cangrelor), and rights to Argatroban for injection) to Chiesi for an initial payment of $264 million in cash plus the potential to receive up to $480 million in sales-based milestone payments.

▪	Continued to implement the previously announced restructuring plan designed to reduce operating expenses and R&D by $65 million to $80 million annually.

▪
Completed the offering and sale of $402.5 million aggregate principal amount of 2.75% convertible notes due 2023 and repurchased $220 million (approximately 80%) of the Company’s 2017 convertible notes.

▪
Continued to build senior management depth with the addition of Tony Kingsley, President and Chief Operating Officer, to help oversee the day-to-day operations and lead the Company’s commercial activities.

“We continue our focus on saving lives, alleviating suffering, and improving the economic efficiency of healthcare, but our purpose has magnified with the scale of the problems we are addressing with our programs and the numbers of patients we can potentially touch,” said Clive Meanwell, M.D., Ph.D., Chief Executive Officer of The Medicines Company. “Through our execution over the last three quarters we have put ourselves in a position to focus on these big problems with our four core clinical development projects. We expect the pace of our progress to continue through the rest of 2016 with important clinical milestones for PCSK9si, MDCO-216, Carbavance and ABP-700.”

Second-Quarter 2016 Financial Summary from Continuing Operations
Worldwide net revenue was $54.7 million in the second quarter of 2016 compared to $74.5 million in the second quarter of 2015. Included in total net revenue for the second quarter of 2016 was $24.4 million of royalty revenues derived from the gross profit of authorized generic sales of Angiomax® (bivalirudin) by Sandoz, Inc. Worldwide Angiomax®/Angiox® (bivalirudin) net product sales were $15.8 million in the second quarter of 2016 compared to $65.6 million in the second quarter of 2015, with net product sales in the United States decreasing to $12.8 million in the second quarter of 2016 from $60.5 million in the second quarter of 2015, driven by the loss of Angiomax exclusivity in July 2015. Other products, including Ionsys, Minocin for Injection, and Orbactiv, along with the recently-divested non-core cardiovascular products, recorded sales of $14.5 million in the second quarter of 2016 compared to $8.9 million in the second quarter of 2015.
The sale of the Company’s non-core cardiovascular products resulted in a gain of $288.3 million, which was recorded in the second quarter of 2016.
Net income from continuing operations in the second quarter of 2016 was $181.8 million, or $2.51 per share, compared to net loss from continuing operations of $67.4 million, or $1.02 per share, in the second quarter of 2015. Adjusted net loss(1) from continuing operations in the second quarter of 2016 was $43.0 million, or $0.62(1) per share, compared to $45.2 million, or $0.69(1) per share, in the second quarter of 2015.

Second-Quarter 2016 Financial Summary from Discontinued Operations
In the first quarter of 2016, the Company completed the sale of its hemostasis products. Net income from discontinued operations in the second quarter of 2016 was $0.6 million, or $0.01 per share, compared to $20.9 million, or $0.31 per share, in the second quarter of 2015.

First-Half 2016 Financial Summary from Continuing Operations
Worldwide net revenue was $105.0 million in the first half of 2016 compared to $184.6 million in the first half of 2015. Included in total net revenue in the first half of 2016 was $43.3 million of royalty revenues derived from the gross profit of authorized generic sales of Angiomax (bivalirudin) by Sandoz, Inc. Worldwide Angiomax/Angiox(bivalirudin) net product sales were $32.7 million in the first half of 2016 compared to $166.3 million in the first half of 2015, with net product sales in the United States decreasing to $26.0 million in the first half of 2016 from $155.6 million in the first half of 2015, driven by the loss of Angiomax exclusivity in July 2015. Other products, including Ionsys, Minocin for Injection, and Orbactiv, along with the recently-divested non-core cardiovascular products, recorded sales of $29.0 million in the first half of 2016 compared to $18.3 million in the first half of 2015.
The sale of the Company’s non-core cardiovascular products resulted in a gain of $288.3 million, which was recorded in the second quarter of 2016.
Net income from continuing operations in the first half of 2016 was $91.5 million, or $1.27 per share, compared to net loss from continuing operations of $63.1 million, or $0.96 per share, in the first half of 2015. Adjusted net loss(1) from continuing operations in the first half of 2016 was $114.1 million, or $1.64(1) per share, compared to $44.8 million, or $0.68(1) per share in the first half of 2015.

First Half 2016 Financial Summary from Discontinued Operations
Net loss from discontinued operations in the first half of 2016 was $1.5 million, or $0.02 per share, compared to net income from discontinued operations of $21.5 million, or $0.33 per share, in the first half of 2015.
(1)Adjusted net loss and adjusted loss per share from continuing operations are non-GAAP financial performance measures with no standardized definitions under U.S. GAAP. For further information and a detailed reconciliation, refer to the Non-GAAP Financial Performance Measures and Reconciliations of GAAP to Adjusted Net Loss and Adjusted Loss per Share sections of this release for explanations of the amounts excluded and included to arrive at adjusted net loss and adjusted loss per share amounts.
At June 30, 2016, the Company had $644 million in cash and investments compared to $373 million at the end of 2015.
Second-Quarter 2016 Conference Call and Webcast Information

The Company will host a conference call and webcast at 8:30 a.m., Eastern Daylight Time, on July 27, 2016 to discuss its business and financial results. The dial-in information to access the call is:
U.S./Canada:        (877) 359-9508
International:        (224) 357-2393
Conference ID:    50951007

A taped replay of the conference call will also be available beginning at approximately 11:30 a.m., Eastern Daylight Time, following the call and continuing through August 3, 2016. To access the replay, dial (855) 859-2056 (U.S./Canada) or (404) 537-3406 (international). The passcode for both dial-in numbers is 50951007.
This call is being webcast and can be accessed in the “Investors” section of
The Medicines Company website. A replay of the webcast will also be available.

About The Medicines Company
The Medicines Company's purpose is to save lives, alleviate suffering and contribute to the economics of healthcare by focusing on leading acute/intensive care hospitals worldwide. Its vision is to be a leading provider of solutions in three areas: serious infectious disease care, acute cardiovascular care and surgery and perioperative care. The Company operates in the Americas, Europe and the Middle East and Asia Pacific regions with global centers in Parsippany, N.J. and Zurich.

NON-GAAP FINANCIAL PERFORMANCE MEASURES

In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted net loss and adjusted loss per share from continuing operations attributable to The Medicines Company. We believe these measures provide investors and management with supplemental information relating to opera ting performance and trends that facilitate comparisons between periods and with respect to projected information.
Adjusted net loss from continuing operations excludes stock-based compensation expense, amortization of acquired intangible assets, restructuring charges, milestone payments, changes in contingent purchase price, expenses incurred for certain transactions, non-cash interest expense, gain on sale of investment, gain on remeasurement of equity investment, gain on sale of business, loss on extinguishment of debt and net income tax adjustments. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by the Company not to be reflective of the Company’s ongoing results. See the attached Reconciliations of GAAP to Adjusted Net Loss and Adjusted Loss per Share for explanations of the amounts excluded and included to arrive at adjusted net loss and adjusted loss per share amounts for the three- and six-month periods ended June 30, 2016 and 2015.
These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.
Forward Looking Statements
Statements contained in this press release that are not purely historical may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions, including the Company's preliminary financial results, are intended to identify forward-looking statements. These forward-looking statements involve important known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of our products; the Company's ability to develop its global operations and penetrate foreign markets; whether the Company's product candidates will advance in the clinical trials process on a timely basis or at all; whether the Company will make regulatory submissions for product candidates on a timely basis; whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all; whether the Company’s ongoing and planned commercial launches will be successful; whether physicians, patients and other key decision makers will accept clinical trial results; whether the Company can protect its intellectual property; whether the Company will be able to raise additional capital on favorable terms or at all when needed; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed with the SEC on May 9, 2016, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

THE MEDICINES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net product revenues	$30,324	$74,519	$61,699	$184,634
Royalty revenues	24,407	—	43,338	—
Total net revenues	54,731	74,519	105,037	184,634
Operating expenses:
Cost of revenue	15,230	24,756	34,027	45,294
Research and development	37,567	33,035	71,058	56,318
Selling, general and administrative	94,158	93,309	173,456	174,094
Total operating expenses	146,955	151,100	278,541	275,706
Loss from operations	(92,224)	(76,581)	(173,504)	(91,072)
Co-promotion and license income	1,341	638	2,316	9,026
Gain on remeasurement of equity investment	—	—	—	22,597
Gain on sale of investment	—	19,773	—	19,773
Gain on sale of business	288,301	—	288,301	—
Loss on extinguishment of debt	(5,380)	—	(5,380)	—
Interest expense	(10,363)	(9,348)	(20,109)	(17,963)
Other income (loss)	138	231	(124)	698
Income (loss) from continuing operations before income taxes	181,813	(65,287)	91,500	(56,941)
Provision for income taxes	(11)	(2,105)	(57)	(6,106)
Net income (loss) from continuing operations	181,802	(67,392)	91,443	(63,047)
Income (loss) from discontinued operations, net of tax	619	20,853	(1,486)	21,514
Net income (loss)	182,421	(46,539)	89,957	(41,533)
Net loss (income) attributable to non-controlling interest	21	(53)	37	(25)
Net income (loss) attributable to The Medicines Company	$182,442	$(46,592)	$89,994	$(41,558)

Amounts attributable to The Medicines Company:
Net income (loss) from continuing operations	$181,823	$(67,445)	$91,480	$(63,072)
Income (loss) from discontinued operations, net of tax	619	20,853	(1,486)	21,514
Net income (loss) attributable to The Medicines Company	$182,442	$(46,592)	$89,994	$(41,558)

Basic earnings (loss) per common share attributable to The Medicines Company:
Earnings (loss) from continuing operations	$2.61	$(1.02)	$1.32	$(0.96)
Earnings (loss) from discontinued operations	$0.01	$0.31	(0.02)	0.33
Basic earnings (loss) per share	$2.62	$(0.71)	$1.30	$(0.63)

Diluted earnings (loss) per common share attributable to The Medicines Company:
Earnings (loss) from continuing operations	$2.51	$(1.02)	$1.27	$(0.96)
Earnings (loss) from discontinued operations	$0.01	$0.31	(0.02)	0.33
Diluted earnings (loss) per share	$2.52	$(0.71)	$1.25	$(0.63)

Weighted average number of common shares outstanding:
Basic	69,711	65,903	69,464	65,541
Diluted	72,509	65,903	72,312	65,541

THE MEDICINES COMPANY
BALANCE SHEET ITEMS
UNAUDITED
(In thousands)

	June 30, 2016	December 31, 2015
Cash and cash equivalents	$644,196	$373,173
Total assets*	$1,852,435	$1,795,516
Convertible senior notes (due 2017, 2022 and 2023)*	$663,922	$567,580
The Medicines Company stockholders' equity	$828,964	$732,238
* Reclassified debt issuance costs of $2.4 million and $9.0 million as of December 31, 2015 from Total assets and Convertible senior notes
(due 2017 and due 2022) in connection with the adoption of ASU 2015-03.

THE MEDICINES COMPANY
RECONCILIATIONS OF GAAP TO ADJUSTED NET LOSS AND ADJUSTED LOSS PER SHARE
UNAUDITED
(In thousands, except per share amounts)

		Three Months Ended June 30,		Six Months Ended June 30,
		2016	2015	2016	2015
Net income (loss) from continuing operations attributable to The Medicines Company - GAAP		$181,823	$(67,445)	$91,480	$(63,072)
Before tax adjustments:
Cost of revenue:
Share-based compensation expense	(1)	281	194	496	368
Amortization of acquired intangible assets	(2)	6,566	5,293	12,851	7,420
Restructuring charges	(3)	275	—	275	—
Research and development:
Share-based compensation expense	(1)	1,157	1,080	2,007	1,959
Restructuring charges	(3)	1,360	—	1,360	—
Milestone payments	(4)	10,000	5,352	11,000	5,352
Selling, general and administrative:
Share-based compensation expense	(1)	7,768	7,365	13,706	13,770
Amortization of acquired intangible assets	(2)	—	—	—	123
Restructuring charges	(3)	12,998	—	12,998	—
Change in contingent purchase price	(5)	3,381	11,188	1,953	14,146
Expenses incurred for certain transactions	(6)	7,887	—	7,887	—
Other:
Non-cash interest expense	(7)	6,470	5,920	12,770	11,436
Gain on sale of investment	(8)	—	(19,773)	—	(19,773)
Gain on remeasurement of equity investment	(9)	—	—	—	(22,597)
Gain on sale of business	(10)	(288,301)	—	(288,301)	—
Loss on extinguishment of debt	(11)	5,380	—	5,380	—
Net income tax adjustments	(12)	(10)	5,613	(1)	6,050
Net loss attributable to The Medicines Company - Adjusted		$(42,965)	$(45,213)	$(114,139)	$(44,818)

Net loss per share attributable to The Medicines Company - Adjusted
Basic		$(0.62)	$(0.69)	$(1.64)	$(0.68)
Diluted		$(0.62)	$(0.69)	$(1.64)	$(0.68)
Weighted average number of common shares outstanding:
Basic		69,711	65,903	69,464	65,541
Diluted		69,711	65,903	69,464	65,541

Explanation of Adjustments:

(1)	Excludes share-based compensation of $9,206 and $8,639 for the three months ended June 30, 2016 and 2015 and $16,209 and $16,097 for the six months ended June 30, 2016 and 2015.

(2)	Excludes amortization of intangible assets resulting from transactions with CSL, Teva, Targanta, Incline Therapeutics and Rempex.
(3) Excludes restructuring charges for the workforce reorganization related to the sale of the Non-Core ACC Products.

(4)	Excludes upfront and milestone payments for research and development collaboration arrangements and manufacturing scale up for MDCO-216.

(5)	Excludes changes in contingent purchase price due to shareholders of Targanta, Incline Therapeutics, Rempex and Annovation.

(6)	Excludes transaction costs related to the sale of the Non-Core ACC Products.

(7)	Excludes non-cash interest expense related to convertible senior notes.

(8)	Excludes gain on sale of investment.

(9)	Excludes gain on remeasurement of our equity investment in Annovation.

(10)	Excludes gain on the sale of the Non-Core ACC Products.

(11)	Excludes loss on the repurchase of $220,000 of 2017 Notes.

(12)	Net income tax adjustments reflect the estimated tax effect of the above adjustments and the impact of certain other non-operating tax adjustments.

In addition to the financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publically filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.